                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lyondell Chemical Company, Lyondell Chemical Worldwide, Inc. and Lyondell Chemical Nederland, Ltd. on Form S-4 of our report dated February 11, 1999, appearing in the Annual Report on Form 10-K of Lyondell Chemical Company for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Houston, Texas
June 25, 1999